Exhibit 10.22

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 23, 2020, by and among Eyenovia, Inc., a Delaware corporation, with headquarters located at 295 Madison Avenue, Suite 2400, New York, New York 10017 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

B. Each Buyer wishes to purchase in the amount set forth opposite such Buyer’s name on the Schedule of Buyers, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, units (the “Units”) consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (which aggregate number for all Buyers together shall be 2,675,293 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”), and (ii) two warrants consisting of a one-year warrant to purchase 0.5 of a share of common stock (“Class A Warrant”) and a five-year warrant to purchase 0.75 of a share of common stock (“Class B Warrant”), both in substantially the form attached hereto as Exhibit A (the Class A Warrants and Class B Warrants, collectively, the “Warrants”, and the Common Stock underlying the Warrants, the “Warrant Shares”).

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. The Units, the Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a) Purchase of Common Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Common Shares as is set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers, along with (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers.

(b) Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur promptly following the satisfaction of all conditions for Closing set forth below, but in no event later than March 23, 2020, unless mutually agreed to by the Company and the Buyers (the “Closing Date”). The Closing shall occur at 10:00 a.m., New York City time on the Closing Date, and shall remotely via the electronic exchange of signature pages and Closing documentation and payment of funds in accordance with Section 1(d).

(c) Purchase Price. The aggregate purchase price for the Units to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers (the “Purchase Price”). The price per Unit shall be the amount of $2.21425 for any Buyer who is not an officer, director, employee, or consultant of the Company (an “Insider”) or $2.42625 for any Insider (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof and before the Closing Date).

(d) Form of Payment. On the Closing Date, each Buyer shall pay such Buyer’s respective Purchase Price to the Company for the Units to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions.

(e) Delivery of Securities. On the Closing Date, the Company shall deliver to each Buyer (i) evidence from the Company’s transfer agent of the issuance of the number of Common Shares as is set forth opposite such Buyer’s name in column (2) of the Schedule of Buyers, registered in the name of such Buyer in book-entry form on the books and records of the Company’s transfer agent and (ii) Warrants which such Buyer is purchasing hereunder pursuant to which such Buyer shall have the right to acquire up to such number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only such Buyer that, as of the date hereof and as of the Closing Date:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, for such Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of such Buyer’s business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act. Such Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in comparable companies. Such Buyer has requested, received, reviewed and considered all information such Buyer deemed relevant in making an informed decision to purchase the Securities.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to such Buyer in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and such Buyer’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and such Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or such Buyer’s advisors, if any, or such Buyer’s representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that such Buyer’s investment in the Securities involves a high degree of risk and is able to bear such risk and to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as such Buyer has considered necessary to make an informed investment decision with respect to such Buyer’s acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, the form and substance of which shall be reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration under the 1933 Act, or (C) such Buyer provides the Company with reasonable assurance (including, if requested by the Company, a customary representation letter reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Such Buyer understands that the book-entry or other instruments representing the Common Shares and the Warrants and, until such time as the resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the book-entry representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Common Shares or Warrant Shares):

[NEITHER THE ISSUANCE AND SALE OF THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY ARE EXERCISABLE HAVE BEEN] [THIS SECURITY HAS NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED ONLY (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, INCLUDING RULE 144 UNDER SAID ACT, IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND, IN CASE OF (II) OTHER THAN PURSUANT TO RULE 144, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form and substance of which shall be reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance (including, if requested by the Company, a customary representation letter reasonably acceptable to the Company) that the Securities can be sold, assigned or transferred pursuant to Rule 144. The Company shall be responsible for the fees of such Buyer’s transfer agent and all DTC fees associated with such issuance.

(h) Organization; Authority. Such Buyer is either an individual or is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

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(i) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer, as applicable, and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, as applicable, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, as applicable, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform such Buyer’s obligations hereunder or consummate the transactions contemplated hereby and thereby on a timely basis.

(k) Certain Transactions and Confidentiality. Such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “1934 Act”), of the securities of the Company during the period commencing as of the time that such Buyer first received knowledge of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Buyer’s representatives, including, without limitation, such Buyer’s officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Buyer has maintained through the date of this Agreement the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(l) Brokers or Finders. Neither such Buyer nor any of such Buyer’s affiliates (as defined in Rule 144) or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for such Buyer or any of such Buyer’s affiliates or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date, and except as disclosed in the SEC Documents (as defined below):

(a) Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company, (ii) any material adverse effect on the transactions contemplated hereby or the other Transaction Documents (as defined below), or (iii) any material adverse effect on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents or consummate the transactions contemplated hereby and thereby on a timely basis; provided, that any failure to meet any internal or public projections, sales targets, forecasts, estimates or guidance for any period shall not be considered when determining whether a Material Adverse Effect has occurred (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred). The Company has no subsidiaries.

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(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the irrevocable transfer agent instructions (as described in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company’s Board of Directors (the “Board”), and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Board or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Common Shares and the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon exercise of the Warrants in accordance with the terms of the Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of each Buyer set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or Bylaws (as defined below) or other organizational documents of the Company or any capital stock of the Company (except for those which have been validly waived prior to the date hereof) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except to the extent such conflict, default, termination, amendment, acceleration or cancellation would not reasonably be expected to have a Material Adverse Effect or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the “Principal Market”) and including all applicable foreign, federal, state laws, rules and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect.

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(e) Consents. Other than obtaining the approval of the Principal Market regarding the listing of the Securities (the “Principal Market Approval”) and the filing of any document that may be required by the Principal Market, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. Subject to receipt of the Principal Market Approval, the issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to National Securities Corporation (the “Placement Agent”) in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable and documented attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, the Company has not engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(g) No Integrated Offering. None of the Company, or any of its affiliates, nor any Person acting at the direction of any of the foregoing has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings under circumstances that would require approval of stockholders of the Company for such prior offerings by virtue of such integration for purposes of any applicable stockholder approval rules, including, without limitation, under the rules and regulations of the Principal Market.

(h) SEC Documents; Financial Statements. Since January 24, 2018, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) and all exhibits included therein. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the Company and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company, on a consolidated basis, as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(i) Absence of Certain Changes. Since September 30, 2019, (i) there has been no event, occurrence or development that would reasonably be expected to have Material Adverse Effect, (ii) there have been no (A) sale of assets other than those in the ordinary course of business, (B) capital expenditures or (C) transactions, in each case individually or in the aggregate, in excess of $1,000,000, entered into by the Company, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock and (iv) the Company has not incurred any liability in excess of $1,000,000 other than in the ordinary course of business. Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(j) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(k) Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Certificate of Incorporation or Bylaws. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the two (2) years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no written notice from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company possesses all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(l) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(m) Transactions With Affiliates. None of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than as disclosed in the Company’s SEC Documents and other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(n) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 90,000,000 shares of Common Stock, of which as of the date hereof, 17,100,726 shares are issued and outstanding, 2,237,438 shares are reserved for issuance upon exercise of outstanding options issued under the Company’s equity incentive plans (the “Plans”), 60,355 shares are reserved for issuance pursuant to unvested restricted stock units under the Plans, 121,407 shares are reserved for issuance pursuant to awards that may be made under the Company’s Plans, and no shares are reserved for issuance pursuant to any other securities exercisable or exchangeable for, or convertible into, shares of Common Stock (other than the aforementioned options, plans or restricted stock units, or the Warrants) and (ii) 6,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. The Company does not maintain an employee stock purchase plan. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 7,493,274 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act) of the Company. True, correct and complete copies of the Company’s Third Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents. Additionally, as of the date hereof:

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(i)	none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

(ii)	there are no outstanding options (other than options issued pursuant to the Plans), warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options (other than options issued pursuant to the Plans), warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company;

(iii)	except for that certain Investors’ Rights Agreement, dated September 27, 2017, between Eyenovia, Inc. and investors party thereto, and pursuant to the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act;

(iv)	there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company;

(v)	there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities;

(vi)	the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(vii)	the Company does not have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s business and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(o) Indebtedness and Other Contracts. As of the date hereof, the Company:

(i)	does not have any outstanding Indebtedness (as defined below);

(ii)	does not have any financing statements securing obligations in any amounts filed in connection with the Company;

(iii)	is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect; and

(iv)	is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

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For purposes of this Agreement: “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP consistently applied, during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(p) Absence of Litigation. There is no action, suit or proceeding, or, to the Company’s knowledge, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(q) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r) Employee Relations. The Company is not party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees is good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s) Title. The Company has good and marketable title to all personal property owned by the Company that is material to the business of the Company, free and clear of all liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(t) Intellectual Property Rights. The Company own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as now conducted, provided however that the foregoing representation is made to the Company’s knowledge with respect to the Intellectual Property Rights of others, except for such failures to own or possess as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company’s Intellectual Property Rights have expired, terminated or are expected to be abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, other than any expiration, termination or abandonment that would not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any infringement by the Company of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights, except for such claims, actions or proceedings as would not reasonably be expected to have a Material Adverse Effect. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(u) Regulatory Matters. The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body (including United States Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), or any other governmental authority having similar jurisdiction over the Company and its products (collectively, with the EMA and FDA, “Regulatory Authorities”)) required for the conduct of its business as described in the Transaction Documents, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect in all material respects; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

As to each product manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company, such product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”). There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, that (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any such product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any such product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree or permanent injunction with the Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

The Company has obtained all approvals with any Regulatory Authorities, if any are required, specifically including the FDA and EMA, in respect of the Company’s products and services in order to conduct its business as described in the Transaction Documents, and all supporting documentation, materials, correspondence, and information filed by the Company with any Regulatory Authorities, is in compliance in all respects with all applicable laws and all rules applied by such Regulatory Authorities, including with respect to accuracy of filings with such Regulatory Authorities.

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(v) Tax Status. The Company (i) has timely made or filed all foreign, U.S. federal, state and local income tax returns required by any jurisdiction to which it is subject or is eligible for, and has requested, extensions thereof, (ii) has timely paid, in all material respects, all taxes required to be paid by it and any other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(w) Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof, the Company has not received any notice or correspondence from any accountant relating to any material weakness in the internal accounting controls of the Company.

(x) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(y) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). To the Company’s knowledge, the Company is not controlled by an “investment company,” as defined in the Investment Company Act.

(z) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(aa) Eligibility for Registration. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(bb) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(cc) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

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(dd) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ee) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including information referred to in Section 2(d) of this Agreement, and the schedules to this Agreement, but excluding projections and similar forward-looking information, furnished by or on behalf of the Company, does not contain, at the time such information was furnished by or on behalf of the Company, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Any projections, forecasts, estimates, budgets and the forward-looking information delivered to any of the Buyers were prepared by the Company in good faith upon assumptions believed by the Company to be reasonable at the time made. All of the written information furnished after the date hereof by or on behalf of the Company to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will not contain, at the time such information is furnished by or on behalf of the Company, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(ff) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Securities.

4. COVENANTS.

(a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York City time, on the fourth (4th) Business Day after this Agreement has been executed, the Company shall (A) issue a press release disclosing all material terms of the transactions contemplated hereby and (B) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (the “8-K Filing”). Subject to the foregoing, neither the Company nor any Buyer shall issue any other press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) that is materially consistent with the 8-K Filing or (ii) as is required by applicable law, rules or regulations. Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement and as required by law, rules or regulations, without the prior written consent of any applicable Buyer, neither the Company nor any of its affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(d) Reservation of Shares. So long as any Buyer owns any Warrants, the Company shall take all action necessary to at all times after the date hereof have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the required reserved amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares.

(e) FAST Compliance. While any Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(f) Lock-Ups. The Company shall not, directly or indirectly, amend, modify, waive or terminate any provision of any lock-up agreement which is in place on or before the Closing Date (the “Lock-Up Agreements”) without the consent of the Placement Agent, except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(g) No Integrated Offering. None of the Company, their affiliates nor any Person acting act at the direction of any of the foregoing will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market (or other applicable Eligible Market (as defined in the Warrants)).

(h) Principal Market Listing. The Company agrees to use its best efforts to remain listed on the Principal Market and to cure any failures that could result in delisting on the Principal Market.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Common Shares and the Warrant Shares issued at the Closing or upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants. The Company warrants that no instruction other than the irrevocable instructions referred to in this Section 5(b) and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Common Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.

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6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Units to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Each Buyer shall have executed each of the Transaction Documents to which such Buyer is a party and delivered the same to the Company.

(ii) Each Buyer shall have delivered to the Company the Purchase Price for the Units being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The Company shall have obtained the Principal Market Approval.

(iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(v) The representations and warranties of each Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which are true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which are true and correct in all respects) as of such specified date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Common Shares being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) The Company shall have delivered to the Placement Agent a copy of the irrevocable transfer agent instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, in form and substance reasonably acceptable to the Placement Agent.

(iii) The Placement Agent shall have received the opinion of Wyrick Robbins Yates & Ponton LLP, the Company’s outside United States counsel, dated as of the Closing Date, and addressed to the Placement Agent and the Buyers, in form and substance reasonably acceptable to the Placement Agent.

 (iv) The Company shall have delivered to the Placement Agent certificates evidencing the good standings of the Company in the states of (a) Delaware issued by the Delaware Secretary of State, (b) Nevada issued by the Nevada Secretary of State, and (c) New York issued by the New York State Department of State, each as of a date within ten (10) days of the Closing Date.

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(v) The Company shall have delivered to the Placement Agent a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (a) the resolutions consistent with Section 3(b) as adopted by the Board, (b) the Certificate of Incorporation and (c) the Bylaws, each as in effect at the Closing, in form and substance reasonably acceptable to the Placement Agent.

(vi) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of such specified date), the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Placement Agent shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in form and substance reasonably acceptable to the Placement Agent.

(vii) The Company shall have delivered to the Placement Agent a letter from the Company’s transfer agent certifying the number of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(iix) The Common Stock (a) shall be designated for quotation or listed on the Principal Market and (b) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market, as of the Closing Date. In addition, suspension of the Company’s Common Stock shall not have been threatened as of the Closing Date by the Principal Market, either in writing or by falling below the minimum listing maintenance requirements of the Principal Market..

(ix) The Company shall have obtained the Principal Market Approval and all governmental, regulatory or third party consents and approvals necessary for the sale of the Securities.

(x) No Material Adverse Effect shall have occurred.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before March 23, 2020 due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants contained therein), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities and the Company; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

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If to the Company:

Eyenovia, Inc.
295 Madison Avenue, Suite 2400

New York, New York 10017
Telephone: (917) 289-1117
Attention: John Gandolfo, Chief Financial Officer
E-mail: jgandolfo@eyenoviabio.com

With a copy (for informational purposes only) to:

Wyrick Robbins Yates and Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attention: S. Halle Vakani

Telephone: (919) 781-4000

Email: hvakani@wyrick.com

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Frank R. Misciagna, Relationship Manager

Telephone: 718-921-8300 ext. 622

E-mail: fmisciagna@astfinancial.com

If to the Placement Agent:

National Securities Corporation
200 Vesey Street, 25th Floor

New York, NY 10281
Telephone: 212-380-2819

Attention: Jonathan Rich, Executive Vice President – Head of Investment Banking

Email: jrich@nationalsecuritiesib.com

With a copy (for informational purposes only) to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

Telephone: 215-979-1225

Attention: Richard A. Silfen

Email: rasilfen@duanemorris.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives, if any, as set forth on the Schedule of Buyers,

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail containing the time and date, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder, including by way of a Fundamental Transaction (as defined in the Warrants), unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 shall survive the Closing, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing until fully performed. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements of one counsel (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents (other than the Registration Rights Agreement) or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents (other than the Registration Rights Agreement) or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents (other than the Registration Rights Agreement) or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(d), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, that the foregoing indemnification will not apply to Indemnified Liabilities solely to the extent that they resulted from bad faith, negligence or misconduct on the part of such Indemnified Person. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

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(l) Non-Exclusive Remedy. The respective rights of indemnification of each of the Company and the Buyer under Section 9(k) shall not be exclusive of any other remedy available to either the Company or the Buyer under applicable law.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

 (n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

EYENOVIA, INC.

By:	/s/ John Gandolfo
Name:	John Gandolfo
Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER (if Buyer is an entity)
Name of entity:

By:
Name:
Title:

BUYER (if Buyer is an individual)

Name:

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer Name, Address and Email Address	Number of Common Shares	Number of Class A Warrant Shares	Number of Class B Warrant Shares	Total Number of Warrant Shares	Total Purchase Price of Units	Legal Representative’s Name, Address and Email Address

EXHIBITS

Exhibit A	Form of Warrants
Exhibit B	Form of Registration Rights Agreement

EXHIBIT A

FORM OF WARRANTS

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT